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                                                  Exhibit 24(b)



                   [PRICEWATERHOUSECOOPERS LETTERHEAD]




                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-3 of Metris Receivables, Inc. relating to Metris Master Trust Series 1998-2, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                              /s/ PRICEWATERHOUSECOOPERS LLP
                                              --------------------------------
                                              PricewaterhouseCoopers LLP


November 20, 1998